LATIN AMERICA GROWTH FUND, INC.

POWER OF ATTORNEY

	The undersigned, being all of the directors of Latin America Growth Fund (the "Fund"), whose signatures appear below, do hereby constitute and appoint Peter L. Lamaison and Christine P. Ritch, or any one of them, their true and lawful attorneys and agents to execute in their name, place and stead, in their capacity as director or officer, or both, of the Fund, the Registration Statement of the Fund on Form N-2, any amendments thereto, and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission; and said attorneys shall have full power of substitution and re-substitution; and said attorneys shall have full power and authority to do and perform in the name and on the behalf of the undersigned directors and/or officers of the Fund, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as the undersigned directors and/or officers of the Fund might or could do in person, said acts of said attorneys being hereby ratified and approved.

	PETER L. LAMAISON
	Peter L. Lamaison

	MICHAEL KARDOK
	Michael Kardok

	PHILIP H. DIDRIKSEN, JR.
	Philip H. Didriksen, Jr.

	RODMAN L. DRAKE
	Rodman L. Drake

	KATHLEEN C. MCCLAVE
	Kathleen C. McClave

	PEER PEDERSEN
	Peer Pedersen



Dated:	February 12, 1996




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